Exhibit 10.85

2929 Seventh Street, Suite 100 Berkeley, California 94710

Hand Delivered

July 11, 2013

Rob Janssen, MD

Dear Rob:

Congratulations on your promotion to Vice President and Chief Medical Officer.  Your new compensation package will be:

Effective July 9, 2013
	New	Current

Base Salary Any salary increase you may be eligible to receive in January 2014 will be pro-rated based on your mid-year 2013 salary increase.	$350,000 ($14,583.33 per pay period) Breakdown: • $10,918 (or 4% merit) • $16,132 (or 5.9% promo) $27,050	$300,000 ($12,500 per pay period)

Target Annual Bonus

Your 2013 target bonus will be pro-rated based on the change in your salary mid-year.  This means your target bonus from January 1 through June 30, 2013 will be based on 40% of your previous salary - $300,000.  The target bonus from July 1 through December 31, 2013, will be based on 50% of your current salary of $350,000.

	50% or $175,000 Weight Distribution is: Corporate 50% Individual 50%	40% or $120,000 Weight Distribution was: Corporate 40% Individual 50%

Total Target Cash Compensation	$525,000	$420,000

Performance-Based Equity Grant	150,000 restricted stock units (RSU)

Your RSU is subject to all of the terms and conditions set forth in the 2011 Equity Plan and shall vest as follows:

•	50,000 shares shall vest upon submission of the safety study data in support of the CRL.
•	100,000 shall vest upon approval of HEPLISAV.

The Board and the Administrator of the Plan shall have full power and authority to interpret or modify the above vesting terms in their discretion.

Phone: 510-848-5100    Toll-free: 877-848-5100    Fax: 510-848-1327    www.dynavax.com

2929 Seventh Street, Suite 100 Berkeley, California 94710

Your award is subject to the terms of the Dynavax 2011 Incentive Stock Option Plan.  You will receive the restricted stock unit agreement in the next few weeks.

The at-will employment terms of your offer letter dated March 19, 2010 and your current management continuity and severance agreement remains the same.

Rob, I look forward to working with you in ensuring Dynavax’s success today and in the future.  If you have any questions regarding the terms of your compensation, see Cecilia Vitug.   Please sign and return one copy of this letter to Cecilia.

Sincerely,

/s/ Eddie Gray
Eddie Gray
Chief Executive Officer

Acknowledgement:

/s/ Rob Janssen July 12, 2013
Rob Janssen/Date